Exhibit 3(x)  Certificate of Name Change from First Empire Entertainment.com Inc. to First Empire Corporation Inc.

(Logo of	Ministry of		ONTARIO CORPORATION NUMBER
Ontario	Consumer and	CERTIFICATE
Government)	Commercial		1228120
	Relations
THIS IS TO CERTIFY THAT THESE
ARTICLES ARE EFFECTIVE ON
May 21, 2003

/s/ SIGNATURE

Director/Directeur
Business Corporations Act/Loi sue les societes par actions

ARTICLES OF AMENDMENT

FORM 4		1. The present name of the corporation is:

THE BUSINESS		F I R S T E M P I R E E N T E R T A I N M E N T . C O M I N C .
CORPORATIONS
ACT
FORM 4		2. The name of the corporation is changed to (if applicable):

F I R S T E M P I R E C O R P O R A T I O N I N C .

3. Date of Incorporation/amalgamation:
1997-03-18

4. The articles of the corporation are amended as follows:

(A)  IT IS RESOLVED THAT THE NAME OF THE CORPORATION BE CHANGED TO FIRST EMPIRE CORPORATION INC.

(B)  IT IS RESOLVED THAT THE COMMON SHARES OF THE CORPORATION BE CONSOLIDATED SO THAT 1 (ONE) NEW SHARE BE ISSUED IN EXCHANGE FOR EVERY 2 (TWO) OLD SHARES IN THE CAPITAL OF THE CORPORATION.

(C)  IT IS RESOLVED THAT THE REGISTERED HEAD OFFICE OF THE CORPORATION BE CHANGED TO 47 AVENUE ROAD, SUITE 200, TORONTO, ONTARIO, M5R 2G3.

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5. The amendment has been duly authorized as required by Section 168 and 170 (as applicable) of the Business Coporations Act.

6. The resolution authorizing the amendment was approved by the shareholders (as applicable) of the corporation on

2003 May 16

These articles are signed in duplicate.

First Empire Entertainment.com Inc.
(NAME OF CORPORATION)

	BY:	SIGNATURE
(SIGNATURE) (DESCRIPTION OF OFFICE)
Kam Shah Secretary and CFO